Exhibit 99.2

Message from Rick on Acquisition of Ruth’s Hospitality Group

Darden Team Members

FOR INTERNAL USE ONLY; DO NOT DISTRIBUTE

Hello everyone,

This morning we announced an agreement to acquire Ruth’s Hospitality Group [RELEASE LINK]. I have been a fan of Ruth’s for a long time, and have believed for quite a while that they’d make a great addition to the Darden family of brands.

If you are not familiar with Ruth’s, they operate Ruth’s Chris Steak House — a strong brand with an impressive history of delivering elevated dining experiences to their loyal guests. Founded in 1965, they’re known for their signature USDA Prime steaks served sizzling on 500-degree plates, New Orleans-inspired sides, and an award-winning wine list. Today, Ruth’s Chris has 154 locations around the globe, generating system-wide sales of more than $860 million. And, together, we are an excellent fit.

The management team and I are often asked what we consider when looking to add to Darden’s portfolio. We always say that brands must be a full-service dining concept with broad guest appeal, have the ability to grow higher than our long-term framework, and make an impact to our financial performance over time. Ruth’s checks all these boxes.

However, to be an excellent fit, a brand must also strengthen our Winning Strategy by enhancing our scale, fitting our culture, and complementing our portfolio of iconic brands.

Just as our competitive advantages will benefit Ruth’s Chris, they will further amplify these advantages, which is critical to our success. Additionally, they’re a great cultural fit — we share a similar Back-to-Basics operating philosophy, as well as the same passion for our people. And with a home office conveniently located in Central Florida, welcoming their team into the Darden RSC will be easy. Finally, Ruth’s Chris complements our portfolio — their differentiated brand allows us to capture a wider range of fine dining guest occasions that we aren’t competing for today. In fact, the fine-dining steak segment continues to experience strong growth, and there is very little crossover between guests at Ruth’s Chris and The Capital Grille.

For all these reasons, Ruth’s is an excellent fit.

Today, I am with Ruth’s President & CEO, Cheryl Henry at their home office to share this news with their team members and personally welcome them to Darden. I am extremely pleased that Cheryl will continue to lead Ruth’s Chris as President, reporting directly to me.

This is just the beginning of what will be a thorough process as we welcome the nearly 5,000 team members of Ruth’s Chris to the Darden team. There are many details involved with this transaction and many questions still to be addressed. We expect to close the deal by the end of June, subject to satisfaction of customary closing conditions. We have an experienced team ready to manage the integration to ensure it proceeds as smoothly and quickly as possible. As we begin the process, please join me in welcoming the Ruth’s Chris team to Darden.

Our purpose is To Nourish and Delight Everyone We Serve. Together, with Ruth’s Chris, we will be able to bring this purpose to life for even more team members and guests.

Together, our best days are ahead!

Additional Information about the Tender Offer and Where to Find It

The tender offer (the “Offer”) described herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender materials that Darden Restaurants, Inc. (“Darden”) and its acquisition subsidiary (“Merger Sub”) will file with the United States Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy outstanding shares of Ruth’s Hospitality Group, Inc. (the “Company”) common stock will only be made pursuant to the Offer materials that Darden and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Darden and Merger Sub will file a tender offer statement on Schedule TO, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the Offer.

THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER.

The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of the Company at no expense to them at the Investor Relations section of Darden’s website at www.darden.com and under the “SEC Filings” section of the Company’s website at www.rhgi.com/investors, and (once they become available) will be mailed to the stockholders of the Company free of charge. The information contained in, or that can be accessed through, Darden’s website or the Company’s website is not a part of, or incorporated by reference in, this document. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Darden and the Company file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Darden or the Company with the SEC for free on the SEC’s website at www.sec.gov, or at the Investor Relations section of Darden’s website at www.darden.com and under the “SEC Filings” section of the Company’s website at www.rhgi.com/investors.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the acquisition of the Company by Darden and any statements relating to the Company’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Such forward-looking statements include those relating to the ability to complete, and the timing of completion of, the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, among others: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) uncertainty surrounding the number of shares of the Company’s common stock that will be tendered in the Offer; (iii) the risk of legal proceedings that may be or have been instituted related to the Merger Agreement, which may result in significant costs of defense, indemnification and liability; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the merger; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vii) the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; (viii) Darden’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the Company; (ix) reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; (x) changes in economic conditions, including inflation, increasing interest rates, higher unemployment, slowing growth or recession; (xi) reductions in consumer discretionary income and general competition in the restaurant industry; (xii) the effect of shortages or increases in labor costs, state or local government regulations related to the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; (xiii) risks in the markets where the Company’s restaurants are located; and (xiv) the inability to successfully integrate franchisee acquisitions into the Company’s business operations, economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities. The risks and uncertainties may be impacted by the COVID-19 pandemic (including supply chain constraints, labor shortages and inflationary pressure). The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in Darden’s and the Company’s respective public filings with the SEC from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Darden’s and the Company’s stockholders and investors are cautioned not to unduly rely on these forward-looking statements. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Darden and Merger Sub expressly disclaim any intent or obligation to update or revise publicly these forward-looking information or statements.